Exhibit 3.1

BY-LAWS

OF

WEGENER CORPORATION

a Delaware corporation

AS

AMENDED AND RESTATED

MAY 17, 2006

i

ii

ARTICLE I

OFFICES

SECTION 1.1 Registered Office.

The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent at such address shall be The Corporation Trust Company. The registered office and registered agent of the corporation may be changed by the Board of Directors as provided by law. The registered office of the corporation need not be the principal office or place of business of the corporation.

SECTION 1.2 Other Offices.

The corporation may have such other offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1 Place of Meeting.

All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.2 Annual Meeting.

The annual meeting of stockholders shall be held on the second Tuesday of the month of January in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day, or on such other date and at such other time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

SECTION 2.3 Special Meetings.

Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chairman of the Board or by written order of a majority of the directors, and shall be called by the Chairman of the Board or the Secretary at the request in writing of stockholders owning at least eighty percent (80%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request of stockholders shall state the purposes of the proposed meeting. The Chairman or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 2.4 Notice of Meeting.

Except as otherwise provided herein or required by the Certificate of Incorporation or by law, written notice of the annual and each special meeting of stockholders, stating the time and place thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date of the meeting. In the case of a special meeting, the purpose or purposes for which the meeting is called shall be stated in such written notice. At any special meeting only such business may be transacted which is described in the notice thereof.

SECTION 2.5 Quorum.

Except as otherwise required by law, by the Certificate of Incorporation or by these by-laws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business. If a quorum shall not be present in person or represented by proxy, the chairman of the meeting may adjourn the meeting to another place, date and time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days after the date for which the meeting was originally noticed, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 2.6 Voting.

Subject to the rights of the holders of any series of preferred stock, each outstanding share of stock entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at any meeting of the stockholders. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or by the Certificate of Incorporation, all other matters shall be determined by the vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote on the subject matter. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary and except as otherwise required by law, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

SECTION 2.7 Consent of Stockholders.

Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation as required by law.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this paragraph). The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 2.8 Voting of Stock of Certain Holders.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such by-law provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the personal representative, executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

SECTION 2.9 Treasury Stock.

The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares. This section shall not limit the right of the corporation to vote stock held by it in a fiduciary capacity.

SECTION 2.10 Fixing Record Date.

In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for the purpose of any lawful action, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.11 Stockholder Proposals.

No proposal submitted by a stockholder of the corporation for consideration at an annual meeting of stockholders will be considered at any such meeting unless the Secretary of the corporation has received written notice of the matter proposed to be presented on or prior to the date which is sixty days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1 Powers.

The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

SECTION 3.2 Number, Election and Term.

The number of directors which shall constitute the whole Board of Directors may be set from time to time by resolution of the Board of Directors, consistent with the Certificate of Incorporation. Directors to fill terms expiring at the annual meeting of stockholders shall be elected at such meeting, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of the State of Delaware nor stockholders of the corporation. Prior to each annual meeting of stockholders, the Board of Directors shall nominate candidates to succeed the directors of the class whose terms will expire at such meeting. Nominations for election of directors at an annual meeting of stockholders may also be made by any stockholder entitled to vote for the election of directors; provided, however, that no nomination submitted by a stockholder of the corporation will be submitted to stockholder vote at an annual meeting of stockholders unless the Secretary of the corporation has received written notice of the nomination on or prior to the date which is sixty days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year’s annual stockholders’ meeting, which notice shall include the following:

(1)	the name and address of the nominating stockholder;

(2)	a representation that the stockholder is a stockholder of the corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(3)	such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the Board;

(4)	a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(5)	the written consent of each nominee to serve as a director of the corporation if so elected; and

(6)	such other information as may be required by any applicable law or regulation.

SECTION 3.3 Vacancies, Additional Directors and Removal From Office.

If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the vacant or newly created directorship; and a director so chosen shall hold office until the expiration of the term of such directorship and until his successor shall be duly elected and shall qualify, unless sooner displaced.

SECTION 3.4 Regular Meeting.

A regular meeting of the Board of Directors shall be held each year, without other notice than this by-law, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

SECTION 3.5 Special Meeting.

A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 3.6 Notice of Special Meeting.

Notice of any special meeting of the Board of Directors or any committee thereof shall be given to each director or committee member at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the by-laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by law.

SECTION 3.7 Quorum and Actions.

A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.8 Action Without Meeting.

Unless otherwise restricted by law, the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if a consent thereto in writing or by electronic transmission is signed by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.9 Meeting by Conference Telephone.

Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or the committee, by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

SECTION 3.10 Compensation.

Each director shall be entitled to be paid his expenses of attendance at each meeting of the Board of directors or committee of directors and shall be entitled to a stated salary as director, or fixed sum for attendance at each meeting of the Board of Directors or committee of directors, or both, if and to the extent determined by the Board of Directors. No provision of these by-laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES OF DIRECTORS

SECTION 4.1 Designation, Powers and Name.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. Except as limited by law, the committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 4.2 Minutes.

Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

SECTION 4.3 Compensation.

Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

ARTICLE V

NOTICE

SECTION 5.1 Methods of Giving Notice.

Whenever notice is required to be given to any director, member of any committee or stockholder by law, the Certificate of Incorporation or these By-laws, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided, that in the case of a director or a member of any committee, such notice may be given orally or by telephone, electronic mail, facsimile transmission or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage prepaid, addressed, in the case of stockholder, to the stockholder at the stockholder’s address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

SECTION 5.2 Written Waiver.

Whenever any notice is required to be given by law, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or person entitled to said notice, or a waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent thereto.

ARTICLE VI

OFFICERS

SECTION 6.1 Officers.

The officers of the corporation shall be a Chairman of the Board and a Lead Director of the Board (if such offices are created by the Board), a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. The Board of Directors may select a Lead Director of the Board and define the duties of such office. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by the Certificate of Incorporation or by these by-laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman and the Lead Director of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

SECTION 6.2 Election and Term of Office.

The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and the Lead Director.

SECTION 6.3 Removal and Resignation.

Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4 Vacancies.

Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.5 Salaries.

The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

SECTION 6.6 Chairman of the Board.

The Chairman of the Board (if such office is created by the Board of Directors) shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. In the Chairman’s absence, such duties shall be attended to by the Lead Director of the Board (if such office is created by the Board of Directors). The Chairman shall formulate and submit to the

Board of Directors or the Executive Committee (if such committee is created by the Board of Directors) matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

SECTION 6.7 Lead Director.

The Board of Directors may select a Lead Director from among the independent directors serving on the Board. The Lead Director will act as a liaison between the non-management directors and the corporation’s senior executive management and other interested constituencies, as necessary, chair the executive sessions of non-management directors and consult with the Chairman of the Board on agendas for Board meetings and other matters pertinent to the corporation and the Board. In the absence of the Chairman of the Board, the Lead Director shall preside at all meetings of the Board of Directors and of the stockholders.

SECTION 6.8 President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. The President shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee (if such committee is created by the Board of Directors) fully informed and shall consult them concerning the business of the corporation. The President may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which are authorized to be executed. The President shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors) from time to time.

SECTION 6.9 Vice President.

In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors).

SECTION 6.10 Secretary.

The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors).

SECTION 6.11 Treasurer.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these by-laws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee (if such committee is created by the Board of Directors), a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors).

SECTION 6.12 Assistant Secretary or Treasurer.

The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors or the Executive Committee (if such committee is created by the Board of Directors). The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII

CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.1 Contracts.

Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.2 Checks and Drafts.

All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.3 Deposits.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII

CERTIFICATES OF STOCK

SECTION 8.1 Issuance.

Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman, President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

SECTION 8.2 Lost, Stolen or Destroyed Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

SECTION 8.3 Transfers.

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares of stock represented by certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation kept at an office of the corporation or by the transfer agents designated to transfer shares of the stock of the corporation.

SECTION 8.4 Registered Stockholders.

The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE IX

DIVIDENDS

SECTION 9.1 Declaration.

Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to applicable law and the provisions of the Certificate of Incorporation.

SECTION 9.2 Reserve.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

INDEMNIFICATION

SECTION 10.1 Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another Company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 10.3 of this Article X with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

SECTION 10.2 Right to Advancement of Expenses.

In addition to indemnification pursuant to Section 10.1 of this Article X, the Company shall pay an Indemnitee the expenses (including attorney’s fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the Delaware General Corporation Law requires, an Advancement of Expenses to an Indemnitee who is a current director or officer shall be paid only upon receipt by the Company of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under Section 10.1 of this Article X or otherwise.

SECTION 10.3 Right of Indemnitee to Bring Suit.

If a claim under Section 10.1 or 10.2 of this Article X is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article X or otherwise shall be on the Company.

SECTION 10.4 Non-Exclusivity of Rights.

The rights to indemnification and to the Advancement of Expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

SECTION 10.5 Insurance.

The Company may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or any individual serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 10.6 Indemnification of Employees.

The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

SECTION 10.7 Nature of Rights.

The rights conferred upon Indemnitees in this Article X shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article X that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Seal.

The corporate seal shall have inscribed thereon the name of the corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 11.2 Books.

The books of the corporation may be kept (subject to any provision contained in the law) outside the State of Delaware at the offices of the corporation at Duluth, Georgia, or at such other place or places as may be designed from time to time by the Board of Directors.

ARTICLE XII

AMENDMENT

These by-laws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting. The by-laws may also be altered, amended or repealed by the stockholders at any meeting.

ARTICLE XIII

CONSTRUCTION

These by-laws shall apply only to the extent not inconsistent with the Certificate of Incorporation, the General Corporation Law of the State of Delaware or other applicable law, and these by-laws shall be construed in a manner consistent with the terms of the Certificate of Incorporation, the General Corporation Law of the State of Delaware and all other applicable law.

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